File number 811-7540


Global High Income Dollar Fund       Inc.


A Form 3 was filed late by the following officer as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.


                                        Number of   Number of Transactions Not
Name          Position with Fund    Late Reports* Reported on Timely Basis

Emil Polito          Vice President          1                  0



*Each report related solely to such person having been elected an officer of the Fund.